Exhibit 99.1

                       For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Fourth Quarter and Full Year 2007 Financial Results,
Affirms 2008 Earnings Guidance

Columbia, SC, February 15, 2008...SCANA Corporation (NYSE: SCG) today announced financial results for the fourth quarter and full year 2007and affirmed its previous guidance for 2008 earnings.

FULL YEAR RESULTS

For the year ended December 31, 2007, SCANA reported earnings on a GAAP basis of $320 million, or $2.74 per share, compared to $310 million, or $2.68 per share, in 2006. GAAP-adjusted net earnings from operations for 2006, which excludes certain items listed in the table below, were $299 million, or $2.59 per share.

“We are pleased with the financial results we achieved in 2007,” said Jimmy Addison, senior vice president and chief financial officer. “The Company’s 2007 earnings of $2.74 per share were up 5.8 percent from 2006 GAAP-adjusted net earnings from operations and in-line with our guidance.”

The improvement in SCANA’s earnings was primarily attributable to higher margins on sales of electricity and natural gas and charges in 2006 related to the FERC settlement agreement, which more than offset higher operation and maintenance expenses, depreciation and property taxes and lower synthetic fuel royalties related to the Company’s former subsidiary, Primesouth. The higher electric margin was primarily due to increased kilowatt-hour sales of electricity driven by solid customer growth. The higher natural gas margin was due to customer growth and rate increases at South Carolina Electric & Gas Company and PSNC Energy.

“In 2008, we expect to deliver continued improvement in our financial results and increased value for our shareholders by remaining focused on activities that have always made us successful, including providing safe, reliable electric and natural gas services and outstanding customer care,” said Addison.

SCANA’s reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA’s management believes that, in addition to reported earnings under GAAP, the GAAP-adjusted net earnings from operations provide a meaningful representation of the Company’s fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management’s opinion, GAAP-adjusted net earnings from operations is a useful indicator of the financial results of the Company’s primary businesses. This measure is also a basis for management’s provision of earnings guidance and growth projections, and it is used by management in making resource allocation and other budgetary and operational decisions. This non-GAAP performance measure is not intended to replace the GAAP measure of net earnings, but is offered as a supplement to it. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings per share from operations for the three months and twelve months ended December 31, 2007, and 2006 is provided in the following table:

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Reported (GAAP) Earnings per Share	$.75	$.57	$2.74	$2.68
Deduct:
Reduction of Accrual Related to Propane Litigation Settlement	--	--	--	(.04)
Cumulative Effect of Accounting Change, re: SFAS 123(R)	--	--	--	(.05)

GAAP-Adjusted Net Earnings per Share From Operations	$.75	$.57	$2.74	$2.59

FOURTH QUARTER RESULTS

SCANA’s reported (GAAP) earnings in the fourth quarter of 2007 were $88 million, or 75 cents per share, compared to $65 million, or 57 cents per share for the same quarter in 2006.

“The 18 cents per share increase in fourth quarter earnings was due in part to higher electric sales driven by customer growth and increased wholesale sales,” said Addison. “In addition, earnings were higher compared to the previous year due to the sale of a bankruptcy claim related to a long-term pipeline capacity contract at Carolina Gas Transmission Corporation and the charges in 2006 related to the FERC settlement agreement.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for 2007 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $245 million, or $2.10 per share, compared to $234 million, or $2.02 per share, in 2006.  For the fourth quarter of 2007, SCE&G had reported earnings of $56 million, or 48 cents per share, compared to $40 million, or 34 cents per share in the same quarter in 2006. The improvement of per share earnings in both periods was due primarily to higher electric margins driven by customer growth and the charges related to the FERC settlement agreement in 2006.  At year-end 2007, SCE&G was serving approximately 639,000 electric and 303,000 natural gas customers, representing increases of 2.6 percent and 1.8 percent, respectively, over the past year.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported 2007 earnings of $35 million, or 30 cents per share, compared to $26 million, or 23 cents per share, in 2006. Reported earnings in the fourth quarter of 2007 were $16 million, or 13 cents per share, compared to $13 million, or 12 cents per share, in the fourth quarter of 2006. Improvements in both periods were due primarily to higher sales margin driven by customer growth and an increase in base rates that was effective November 1, 2006. At year end, PSNC Energy was serving approximately 457,000 customers, an increase of 3.6 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation, which was created from the merger of South Carolina Pipeline Corporation and SCG Pipeline in November 2006, reported earnings of $14 million, or 12 cents per share, in 2007, compared to $15 million, or 13 cents per share, in 2006. For the fourth quarter of 2007, CGTC reported earnings of $7 million, or 6 cents per share, compared to $2 million, or 2 cents per share in the fourth quarter of 2006. The decline in full year earnings is due to lower margins associated with the company’s new transportation-only business model which more than offset the recognition of interest income and amortization in the fourth quarter resulting from the sale of a bankruptcy claim related to a long-term pipeline capacity contract.

SCANA Energy – Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported 2007 earnings of $27 million, or 24 cents per share, compared to $30 million, or 27 cents per share, in 2006. Earnings in the fourth quarter of 2007 were $8 million, or 7 cents per share, compared to $9 million, or 8 cents per share in the fourth quarter of 2006. The lower per share earnings in both periods reflect reduced sales margins due to milder weather in the fourth quarter and higher operating expenses. SCANA Energy was serving more than 475,000 customers at year-end 2007, maintaining its position as the second largest natural gas marketer in Georgia with about a 30 percent market share.

Corporate and Other Non-Regulated

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a GAAP loss of $2 million, or 2 cents per share in 2007, compared to a gain of $4 million, or 3 cents per share, in 2006. Excluding from reported earnings the impact of the propane litigation described below, these companies recorded a GAAP-adjusted net loss from operations of $1 million, or 1 cent per share, in 2006.  For the fourth quarter of 2007, these businesses reported combined earnings of $1 million, or 1 cent per share, unchanged compared to 2006. The decline in full year earnings is due to the reduction of synthetic fuel royalties related to the Company’s former subsidiary, Primesouth.

EXPLANATION OF ITEMS INCLUDED IN REPORTED (GAAP) EARNINGS BUT EXCLUDED FROM GAAP-ADJUSTED NET EARNINGS FROM OPERATIONS

In the first quarter of 2006, the Company recorded an after-tax gain of $6 million, or 5 cents per share, reflecting the cumulative effect of a change in accounting for equity-based compensation resulting from the Company’s adoption of SFAS No. 123(R). In the second quarter of 2006, the Company reduced a prior loss accrual by $5 million, or 4 cents per share, upon the favorable settlement of litigation associated with the 1999 sale of the Company’s propane assets.

2008 EARNINGS OUTLOOK

The Company affirms its previous guidance that 2008 earnings will be in the range of $2.90 to $3.05 per share. This estimate assumes normal weather in the Company’s electric and natural gas service areas and excludes any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company expects an average annual earnings growth rate of 4 to 6 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-800-706-7748 (US/Canada) and 1-617-614-3473 (International). The event code is 93684963. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through February 29, 2008. To access the telephone replay, call 1-888-286-8010 (US/Canada) or 1-617-801-6888 (International) and enter the event code 36391992.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  A copy of this press release and other presentation materials related to projected capital expenditures will be available on the website. Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through February 29, 2008.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9)  the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.
# # #

FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
Operating Revenues:	2007	2006	2007	2006
Electric	$440	$433	$1,954	$1,877
Gas-Regulated	332	343	1,105	1,257
Gas-Nonregulated	400	392	1,562	1,429
Total Operating Revenues	1,172	1,168	4,621	4,563

Operating Expenses:
Fuel Used in Electric Generation	144	151	662	615
Purchased Power	5	8	33	28
Gas Purchased for Resale	588	591	2,161	2,213
Other Operation and Maintenance	158	160	648	619
Depreciation and Amortization (1)	71	81	324	333
Other Taxes	40	37	160	152
Total Operating Expenses (1)	1,006	1,028	3,988	3,960

Operating Income (1)	166	140	633	603

Other Income (Expense):
Other Income	26	35	90	142
Other Expenses	(10)	(29)	(48)	(93)
Interest Charges, Net of Allowance for Borrowed
Funds Used During Construction of $4, $2, $13 and $8	(51)	(51)	(206)	(209)
Gain on Sale of Assets	8	3	9	3
Preferred Dividends of Subsidiary	(2)	(2)	(7)	(7)
Allowance for Equity Funds Used During Construction	--	--	2	--
Total Other Expense	(29)	(44)	(160)	(164)

Income Before Income Tax Expense, Losses from Equity
Method Investments and Cumulative Effect of
Accounting Change	137	96	473	439
Income Tax Expense (1)	47	26	140	119

Income Before Losses from Equity Method Investments
and Cumulative Effect of Accounting Change (1)	90	70	333	320
Losses from Equity Method Investments	(2)	(5)	(13)	(16)
Cumulative Effect of Accounting Change, Net of Taxes	--	--	--	6

Net Income (1)	$88	$65	$320	$310

Basic and Diluted Earnings Per Share of Common Stock:
Before Cumulative Effect of Accounting Change	$.75	$.57	$2.74	$2.63
Cumulative Effect of Accounting Change, Net of Taxes	--	--	--	.05

Basic & Diluted Reported Earnings Per Share	$.75	$.57	$2.74	$2.68
Weighted Average Shares Outstanding (Millions)	116.7	116.5	116.7	115.8

Note (1): In January 2005, the Public Service Commission of South Carolina approved an accounting methodology which allows the Company to recover the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognized its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. While these entries result in a reduction in operating income, there is no impact on net income. The Company is allowed to record non-cash carrying costs on the un-recovered investment. The impact of these entries in the Consolidated Income Statement and Balance Sheet is shown in the tables below:

Income Statement Impact (Millions):
	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Synthetic Fuel Tax Credits Recognized	$(2)	$6	$17	$30
Partnership Losses Recognized	(4)	(5)	(19)	(20)
Tax Benefit of Depreciation and Partnership Losses	(1)	4	10	18
Accelerated Depreciation Recognized	7	(5)	(8)	(28)
Impact to Net Income	$0	$0	$0	$0
Carrying Costs Recognized	$2	$2	$6	$7

Balance Sheet Impact (millions):
	December 31,
	2007	2006
Dam costs incurred, Including
Allowance for Funds Used During Construction
and Carrying Costs	$319	$311

Accelerated depreciation recognized	(251)	(242)

Unrecovered Dam Costs	$68	$69

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	December 31,	December 31,
	2007	2006
ASSETS:
Utility Plant, Net	$7,538	$7,007
Nonutility Property and Investments, Net	275	276
Total Current Assets	1,301	1,376
Total Deferred Debits and Other Assets	1,051	1,158
Total Assets	$10,165	$9,817

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$2,960	$2,846
Preferred Stock	113	114
Long-Term Debt, Net	2,879	3,067
Total Capitalization	5,952	6,027
Current Liabilities:
Short-Term Borrowings	627	487
Current Portion of Long-Term Debt	233	43
Other	861	875
Total Current Liabilities	1,721	1,405
Total Deferred Credits and Other Liabilities	2,492	2,385
Total	$10,165	$9,817

Reported Earnings (Loss) per Share by Company (GAAP Basis): (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
SC Electric & Gas	$.48	$.34	$2.10	$2.02
PSNC Energy	.13	.12	.30	.23
Carolina Gas Transmission (2)	.06	.02	.12	.13
SCANA Energy-Georgia	.07	.08	.24	.27
Corporate and Other	.01	.01	(.02)	.03
Basic and Diluted Reported (GAAP) Earnings per Share	$.75	$.57	$2.74	$2.68

GAAP-Adjusted Net Earnings (Loss) per Share From Operations by Company: (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
SC Electric & Gas	$.48	$.34	$2.10	$1.99	(3)
PSNC Energy	.13	.12	.30	.22	(3)
Carolina Gas Transmission (2)	.06	.02	.12	.13
SCANA Energy-Georgia	.07	.08	.24	.26	(3)
Corporate and Other	.01	.01	(.02)	(.01	) (4)
Basic and Diluted GAAP-Adjusted Net Earnings per Share from Operations	$.75	$.57	$2.74	$2.59

Note (2):  Prior periods reflect earnings for South Carolina Pipeline Corporation and SCG Pipeline, Inc., which merged to form Carolina Gas Transmission Corporation effective November 1, 2006
Note (3):  Excludes impact of SFAS No. 123 (R) accounting change
Note (4):  Excludes impact of propane litigation

Variances in Reported (GAAP) Earnings per Share (5) (Unaudited)
	Quarter Ended December 31,	Year Ended December 31,
2006 Basic and Diluted Reported (GAAP) Earnings Per Share	$.57	$2.68

Variances:
Electric Margin	.09	.13
Natural Gas Margin	.00	.18
Operating & Maintenance Expense	.01	(.15)
Depreciation Expense	(.01)	(.06)
Interest Expense	.00	.02
Property Taxes	(.01)	(.03)
Synfuel Royalties	(.03)	(.06)
FERC Charge	.06	.08
Other	.07	.04
Variance in GAAP-Adjusted Net Earnings per Share From Operations	.18	.15
Cumulative Effect of Accounting Change, re: SFAS 123 (R)	.00	(.05)
Reduction of Accrual Related to Propane Litigation Settlement	.00	(.04)
Variance in Reported (GAAP) Earnings per Share	.18	.06

2007 Basic and Diluted Reported (GAAP) Earnings Per Share	$.75	$2.74

Note (5): This variance analysis reflects earnings per share (EPS) components on an after-tax basis with income tax benefits applied as per the January 6, 2005 electric rate order. See Note (1) to the Condensed
               Consolidated Statements of Income.

Consolidated Operating Statistics
	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,731	1,703	1.6	7,814	7,598	2.8
Commercial	1,694	1,650	2.7	7,469	7,248	3.0
Industrial	1,533	1,483	3.4	6,267	6,183	1.4
Other	136	125	8.8	563	528	6.6
Total Retail Sales	5,094	4,961	2.7	22,113	21,557	2.6
Wholesale	812	477	70.2	2,772	2,962	(6.4)
Total Sales	5,906	5,438	8.6	24,885	24,519	1.5

Customers (Period-End, Thousands)				639	623	2.6

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential	19,198	20,962	(8.4)	62,859	59,409	5.8
Commercial	10,917	11,816	(7.6)	38,011	37,553	1.2
Industrial	35,359	35,507	(0.4)	157,804	141,990	11.1
Total Retail Sales	65,474	68,285	(4.0)	258,674	238,952	8.3
Sales for Resale	2,683	5,552	(51.2)	10,627	16,052	(33.8)
Transportation Volumes	33,223	31,662	4.9	136,968	85,210	60.7
Total Sales	101,380	105,499	(3.9)	406,269	340,214	19.4

Customers (Period-End, Thousands)				1,245	1,222	1.9

Security Credit Ratings (as of 2/15/08):
	Standard & Poor’s (7)	Moody’s (6)	Fitch
SCANA Corporation:
Senior Unsecured	BBB+	Baa1	A-
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A-	A2	A+
Senior Unsecured	BBB+	A3	A
Commercial Paper	A-2	P-2	F1
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A-	A3	A
Commercial Paper	A-2	P-2	F1
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	A-2	P-2	F1
Note (6): On December 4, 2007, Moody’s downgraded SCANA, SCE&G, SCFC and PSNC Energy one notch.
Note (7): On October 8, 2007, S&P affirmed its A- ratings on SCANA, SCE&G, SCFC and PSNC Energy, and revised rating outlook to negative.